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                                     SCHEDULE 14A INFORMATION

                         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Preliminary Proxy Statement



--------------------------------------------------------------------------------

                               AVI BIOPHARMA, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on the table below per Exchange Act Rules 14a-6(i)(1)
       and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
       (2) Form, Schedule or Registration Statement No.:
       (3) Filing Party:
       (4) Date Filed:

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                                 AVI BIOPHARMA, INC.
                           ONE S.W. COLUMBIA STREET, SUITE 1105
                                PORTLAND, OREGON 97258

                             SUPPLEMENT TO PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD ON MAY 11, 2000

April 24, 2000


Dear Shareholder:

     On or about April 12, 2000, we mailed to you our Proxy Statement in connection with our Annual Meeting of Shareholders to be held on May 11, 2000. After that mailing date, we identified the need to correct certain information regarding the quorum and voting standards set forth in the Proxy Statement.

SOLICITATION AND VOTING OF PROXIES

     We have determined that a quorum will be deemed to be present at our annual meeting if a majority of the total number of outstanding shares of Common Stock entitled to vote is present in person or by proxy. This information amends the information set forth in the final sentence of the third paragraph of page 1 of the Proxy Statement.

ADOPTION OF THE 2000 EMPLOYEE PURCHASE STOCK PURCHASE PLAN (PROPOSAL II)

     We have determined, under Oregon law, that broker non-votes and abstentions will not be calculated as "no" votes in determining whether the proposal is approved. Accordingly, the following paragraph is substituted for the eighth paragraph on page 13 of the Proxy Statement:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN. The proposal will be approved if at least a majority of the shares of the Company's Common Stock cast on the proposal vote in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of the proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ESPP.

AMENDMENT OF 1992 STOCK INCENTIVE PLAN (PROPOSAL III)

     We have determined, under Oregon law, that broker non-votes and abstentions will not be calculated as "no" votes in determining whether the proposal is approved. Accordingly, the following paragraph is substituted for the fourth paragraph on page 16 of the Proxy Statement:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS
PROPOSAL.   The proposal will be approved if at least a majority of the shares of the Company's Common Stock cast on the proposal vote in favor of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect on the determination of the outcome of this proposal. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 1992 Plan.

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     If you have voted by proxy and wish to revoke your  proxy  you may do so at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Assistant Secretary, AVI BioPharma, Inc., One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting. You may obtain a new proxy by contacting the Company at (503) 227-0554.

     We again thank you for your interest in the affairs of the Company.


Sincerely,


Denis R. Burger, Ph.D.
PRESIDENT AND CHIEF EXECUTIVE OFFICER